EXHIBIT 99.1

PRESS RELEASE                                             Source: Patron Systems

PATRON SYSTEMS ANNOUNCES CORPORATE REORGANIZATION AND KEY MANAGEMENT CHANGES Tuesday January 23, 8:30 am ET

BUSINESS STREAMLINED AND REFOCUSED ON GROWTH MARKET

BOULDER, CO--(MARKET WIRE)--Jan 23, 2007 -- Patron Systems, Inc. (OTC BB:PTRN.OB
- News), a leading provider of enterprise software for creating, managing and sharing electronic forms and messages, today announced that it will focus its resources on the continued growth of its FormStream software application. The FormStream mobile electronic forms technology has experienced rapidly growing popularity in the public safety market, where it is used for open-standards data gathering, sharing, and management. As a result of the growth opportunities presented by focusing on FormStream, Patron will divest its PolicyBridge software platform. The Company's PolicyBridge business will be classified as a discontinued operation, effective December 31, 2006. While management reviews strategic options for the business, Patron Systems will continue its investments in service and support needed to provide maintenance to its PolicyBridge customer base.

Separately, in line with its reorganization, Patron Systems announced that Robert Cross has stepped down as Chief Executive Officer of the Company. He will become Chairman of the Company's Board of Directors. Braden Waverley, who has served as Chief Operating Officer since February 2006, will assume the position of Chief Executive Officer. Prior to joining Patron Systems, he was President of Vsource, a business process-outsourcing firm, and from 1996 to 2001 held various executive management positions with Dell, Inc., including Vice President and General Manager in Canadian operations.

Robert Cross, Chairman of Patron Systems, stated, "It has been a pleasure to serve as CEO of Patron for the past two years. During my tenure at Patron
Systems, we made significant progress in reorganizing the business, strengthening our financials, focusing our product line, improving market knowledge and adoption, and most important, assembling a team to lead this Company through its next stage of development. I look forward to working with this team as Chairman of the Board to further grow the organization and deliver results to our shareholders."

Braden Waverley, newly appointed Chief Executive Officer, said, "With the decision to divest our PolicyBridge business and concentrate on FormStream, Patron Systems has entered a new stage in its growth and development. We have made significant inroads in marketing FormStream to law enforcement nationwide, resulting in increased interest and adoption by agencies that are now recognizing the many cost- and time-saving benefits of the system."

Waverley continued, "We are executing on the business and operations with a guiding strategic framework to make Patron Systems a leader in mobile electronic forms, particularly in the public safety community that demands mobility, security and open standards. As the billions of dollars spent annually on paper and electronic forms migrate to mobile platforms, Patron will be competitively positioned to capture a tremendous revenue opportunity. We believe that concentrating our marketing and R&D efforts on this growing market will allow us to continue to build our sales pipeline and leverage our relationships to further grow the business. We strongly believe that we have robust product and service offerings with clear competitive advantages and that we are operating in markets that offer significant growth potential."

About Patron Systems Patron

Systems was established in 2002 to develop products and technologies that close gaps in the management of an organization's messaging environment. Patron's suite of Active Message


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Management(TM)  products  addresses  e-form creation,  capture and sharing,  and manages data in an industry standard format (GJXDM and NEIM), as well as provides solutions for email policy management, email retention policies, archiving and eDiscovery, proactive email supervision, and protection of messages and their attachments in motion and at rest. Patron serves customers in the highly regulated financial services industry along with local and state public safety and law enforcement agencies. Further information is available at http://www.patronsystems.com.

Forward-Looking Statements

This release may contain statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current estimates and projections about Patron Systems' business, which are derived in part on assumptions of its management, and are not guarantees of future performance, as such performance is difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Such factors include, but are not limited to, the Company's ability to execute effectively its business plan and acquisition strategy, the Company's ability to finance its operations, changes in the market for electronic message management solutions, changes in market activity, the development of new products and services, the enhancement of existing products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. These and other risks are described in the Company's filings with the Securities and Exchange Commission, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company assumes no obligation to update information concerning its expectations.

CONTACT:
     Martin "Tork" Johnson
     Patron Systems, Inc.
     cell: +1-312-543-7488
     or
     Denise Roche
     The Ruth Group (investors)
     646-536-7008
     or
     Catherine Bright
     The Ruth Group (media)
     646-536-7013